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Exhibit 99.1

For Information Contact:
Reid Simpson	Kristi Emerson
Chief Financial Officer	Public Relations Manager
312.706.1706	303.915.9574
reids@eCollege.com	kristie@eCollege.com

eCollege® Announces Record Fourth Quarter 2004 Revenue of $24.4 Million

Company Achieves Fourth Quarter EPS of $0.80 (Including Tax Benefit and Debt Prepayment Charge) and Adjusted EPS of $0.13 (Excluding Tax Benefit and Debt Prepayment Charge)

        DENVER—March 10, 2005—eCollege® [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education industry, today announced it achieved record revenue of $24.4 million for the fourth quarter ending December 31, 2004, up 60 percent from $15.2 million for the fourth quarter of 2003. eCollege's fourth quarter results include revenue of $9.3 million from the Company's eLearning Division and $15.1 million from the Company's Enrollment Division, Datamark, Inc., which was acquired on October 31, 2003.

        "We are very pleased with the performance of both the eLearning and Enrollment businesses in the quarter and for the full year, and especially the strong student fee revenue growth in the quarter," said Oakleigh Thorne, chairman and CEO of eCollege. "As we move into 2005, both businesses are already well positioned for growth in their markets, and both have strong sales pipelines."

Q4 2004 Results

        The Company's revenue for the fourth quarter of 2004 is an increase of 24 percent over pro forma(2) fourth quarter 2003 revenue of $19.7 million, which included $12.2 million of revenue from Datamark. Pro forma financial information assumes that the Datamark acquisition occurred on January 1, 2003. The Company believes investors should consider pro forma financial information for the fourth quarter of 2003 as an additional and meaningful basis for comparison with the 2004 fourth quarter results.

        Net income for the fourth quarter was $17.4 million ($0.80 per diluted share), compared to net income of $58 thousand ($0.00 per diluted share) for the fourth quarter of 2003. In the fourth quarter of 2004, two non-operating events significantly impacted the Company's net income.

  •
  First, eCollege prepaid $7.5 million of debt as well as $2.5 million of unamortized discount from $10 million in original face value of seller notes, reducing its long-term debt to approximately $20.1 million. This prepayment resulted in an incremental interest charge of $2.5 million ($0.11 per diluted share) related to the payment of the unamortized discount. Additionally, the Company paid $1.2 million of accrued interest on the notes.

  •
  Second, the Company included in income the reversal of a valuation allowance associated with a deferred tax asset related to approximately $66.0 million of net operating loss carry-forwards. This resulted in a tax benefit of $18.7 million ($0.85 per diluted share).

        Excluding the interest charge associated with the debt prepayment and the tax benefit, net income for the fourth quarter was $1.2 million ($0.06 per diluted share), representing an improvement of 76 percent over fourth quarter 2003 pro forma net income of $707 thousand ($0.03 per diluted share).

        In the fourth quarter, the Company recorded non-cash charges of $4.1 million, including expenses related to stock-based compensation, amortization of identifiable intangible assets associated with the Datamark acquisition, and non-cash interest expense, including the interest charge associated with the debt prepayment. After adding back these items, Adjusted Net Income(1) was $21.5 million ($0.98 per diluted share). This includes the tax benefit of $18.7 million ($0.85 per diluted share). Excluding the tax benefit, Adjusted Net Income was $2.8 million ($0.13 per diluted share). This compares to Adjusted Net Income and Pro Forma Adjusted Net Income of $1.5 million ($0.07 per diluted share) and $2.2 million ($0.10 per diluted share), respectively, for the fourth quarter of 2003. Differences between the Company's net income amounts on a basis consistent with generally accepted accounting principles and the Adjusted and Pro Forma Net Income amounts are further explained in the financial table that accompanies the Condensed Statements of Operations included in this press release.

        The Company's fourth quarter Adjusted EBITDA(1) (Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for non-cash stock-based compensation expense) was $4.5 million, compared to Adjusted EBITDA of $3.0 million and Pro Forma Adjusted EBITDA of $4.0 million, respectively, for the same period in 2003.

        On December 31, 2004, the Company's total assets were $117.9 million, including $8.2 million of cash and cash equivalents. As of such date, the Company had $20.1 million of long-term debt and $1.1 million of current debt, and stockholders' equity totaled $77.8 million. The Company had its full $10.0 million available under its line of credit on December 31, 2004.

        The following are operating highlights from eCollege's fourth quarter:

  •
  For the 2004 fall academic term, which impacts both the third quarter and fourth quarter, the total number of distance student enrollments supported by the eLearning Division was approximately 174,300, an increase of 47 percent compared to approximately 118,500 distance student enrollments for the 2003 fall term.

  •
  Student fee revenue grew 26 percent during the quarter as compared to the fourth quarter of 2003, and represented 88 percent of eLearning revenues for the fourth quarter of 2004.

  •
  Enrollment Division revenue from all products and services increased 24 percent from the pro forma fourth quarter of 2003. Enrollment marketing services other than direct mail increased 168 percent in the fourth quarter of 2004 versus the pro forma fourth quarter of 2003, and represented 41 percent of Datamark's revenue.

  •
  As part of its overall product advancement framework, the Company released eCollege Content Manager v1.0, which helps institutions centrally manage, standardize and reuse content across multiple programs, courses and sections.

Full-Year 2004 Results

        Revenue for the year was $89.3 million, an increase of 142 percent from $36.9 million in 2003, and an increase of 23 percent from the Company's pro forma revenue of $72.4 million for 2003, which included $43.3 million of revenue from Datamark. The 2004 results include revenue of $34.8 million from the eLearning Division (up 19 percent from 2003) and $54.5 million from the Enrollment Division (up 26 percent from pro forma 2003). Student fees increased 25 percent year-over-year to $31.2 million and represented 90 percent of the eLearning Division's total revenue for the year ended December 31, 2004. This increase resulted from distance enrollments of approximately 499,000, up 52 percent from the full year 2003.

        Net income was $19.2 million ($0.87 per share, calculated on an average of 22.0 million diluted shares) for the year ended December 31, 2004, compared to net income of $568 thousand ($0.03 per share, calculated on an average of 19.6 million diluted shares) and a pro forma net loss of $80 thousand ($0.00 per share, calculated on an average of 19.8 million diluted shares) for the year ended December 31, 2003. Excluding the interest charge associated with the debt prepayment and the tax benefit, net income for 2004 was $3.2 million ($0.14 per share, calculated on an average of 22.0 million diluted shares).

        Adjusted Net Income for 2004 was $28.0 million ($1.27 per diluted share), and included $8.7 million of adjustments for expenses related to stock-based compensation, amortization of identifiable intangible assets associated with the Datamark acquisition and non-cash interest expense. This includes the tax benefit of $18.7 million ($0.85 per diluted share). Excluding the tax benefit, Adjusted Net Income was $9.4 million ($0.43 per diluted share). This compares to Adjusted Net Income and Pro Forma Adjusted Net Income of $2.4 million ($0.12 per diluted share) and $4.2 million ($0.21 per diluted share), respectively, for 2003.

        The Company's Adjusted EBITDA improved to $16.3 million in 2004 compared to Adjusted EBITDA of $6.4 million and Pro Forma Adjusted EBITDA of $12.0 million in 2003.

Q1 2005 Financial Guidance

        The Company is reiterating its full year guidance for 2005 as announced in its press release dated February 1, 2005, and is providing the following guidance for the first quarter of 2005:

  •
  Revenue of $23.4 to $23.7 million, of which approximately 58 percent is expected to come from the Enrollment Division and approximately 42 percent from the eLearning Division.

  •
  Operating income of $1.3 to $1.6 million.

  •
  Net income of $200 thousand to $400 thousand (EPS of $0.01 to $0.02 based on an estimated 21.9 million diluted shares), assuming an effective tax rate of 38.5 percent.

  •
  Adjusted Net Income of $1.7 to $1.9 million (Adjusted EPS of $0.08 to $0.09), which reflects adjustments for non-cash expenses including stock-based compensation, amortization of intangibles and non-cash interest expense of approximately $1.5 million.

  •
  Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for non-cash stock based compensation expense) of $3.4 to $3.7 million, after adding back approximately $1.7 to $1.8 million of depreciation and amortization, cash interest expense and taxes.

  •
  Free Cash Flow (Adjusted EBITDA less cash interest expense and capital expenditures) of $1.4 to $1.7 million, including cash interest expense of approximately $800 thousand and capital expenditures of approximately $1.2 million.

  •
  For the 2005 spring academic term, which impacts both the first and second quarters, the total number of distance student enrollments supported by the eLearning Division is expected to be approximately 275,000, up 35 percent from approximately 203,000 distance student enrollments in the spring term of 2004.

Other Information

        Due to the extended period of time required to complete the Company's 2004 financial statements, the Company expects that it will file a Form 12b-25 with the SEC and delay for up to 15 days the filing of its Annual Report on Form 10-K for the year ended December 31, 2004. The Company intends to file the Annual Report on or before March 31, 2005.

        The Company received a comment letter from the SEC dated December 7, 2004 regarding the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and subsequent 2004 quarterly reports. In such letter, the SEC asked questions concerning the Company's accounting treatment related to its acquisition of Datamark in October 2003. In particular, the SEC inquired about the assigned value of Datamark's customer relationships intangible asset, which was valued by the Company at approximately $8.1 million, as well as the Company's determination that this asset should be amortized on a straight line basis over an eight year period. The SEC also inquired as to whether the discount in the amount of $464,000 related to the purchase of shares of eCollege common stock by certain Datamark employees at the time of the acquisition should be accounted for as non-cash compensation expense rather than acquisition consideration. The Company is in discussions with the SEC regarding these items, and there can be no assurance that the SEC will ultimately agree with the Company's accounting treatment for these items.

Conference Call

        eCollege will hold a conference call to discuss its 2004 fourth quarter and year end financial results at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) on March 10, 2005. Interested parties can listen to the live conference call Webcast by going to the Investor Relations section of eCollege's Web site at www.eCollege.com and clicking on the "Live Webcast" link. Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

        For those unable to listen at the designated time, the archived Webcast will be available on eCollege's Web site for the next 12 months. A conference call replay will also be available from approximately 5:30 p.m. Mountain time (7:30 p.m. Eastern time) on March 10, 2005 until 10 p.m. Mountain time (midnight Eastern time) on March 17, 2005. To listen to the replay, participants in the U.S. and Canada should dial 800-642-1687. The conference ID for the replay is 3988904.

About eCollege

        eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education industries. The Company's eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company's Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts and state departments of education. eCollege was founded in 1996 and is headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

        This news release contains statements that are not historical in nature and that may be characterized as "forward-looking statements" within the meaning of the securities laws. Examples of these forward-looking statements would include statements about expected future revenue, expenses, operating income, net income, Adjusted Net Income, non-cash charges, EBITDA, Adjusted EBITDA, cash and cash equivalents, Free Cash Flow, profitability, customer enrollments and any other statements that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: the difficulty in predicting future growth due to the early stage of and rapid changes in the market for our products and services; our eLearning customers' ability to continue to build, grow and market their online programs; the difficulty in predicting changes in the mix of marketing products and services employed by customers of our Enrollment Division; substantial competition, including pricing competition, in the online education and enrollment and retentions services markets; technological developments, emerging industry standards and government regulations, and customer requirements, which continually require us to improve our software and services; a significant portion of our revenue is generated from a relatively small number of customers; our debt obligations could adversely affect our financial health and our ability to obtain financing and react to changes in our business; the possibility that we may not be able to achieve continued growth or profitability, or maintain current levels of revenue; our ability to protect our intellectual property and other proprietary rights from infringement; the impact of laws and regulations affecting education and the Internet; the ability of the Company to retain key executives at eCollege and Datamark; our lengthy sales cycle; our network infrastructure and computer systems failing; the vulnerability of our network to security risks; the possibility that we may not be able to raise additional capital on acceptable terms; Datamark's ability to develop and sustain long-term customer relationships; the cost of marketing activities, including mailing lists, materials and postal rates; the use in these estimates of preliminary allocations of the assets acquired and liabilities assumed from Datamark and the possibility that the Datamark operations could be disruptive to our previously existing business, may not be successfully integrated, and may not live up to financial or business expectations and the additional debt incurred increases our leverage and fixed debt service obligations; the effects general economic conditions may have on our revenues; and such other factors as are discussed in our most recent Form 10-K/A Annual Report and Form 10-Q Quarterly Report filed with the U.S. Securities and Exchange Commission ("SEC"), which you are encouraged to review in connection with this release. We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

eCollege is a registered trademark of eCollege.

# # #

eCollege
Condensed Balance Sheets
Unaudited
(in thousands)

	December 31, 2004	December 31, 2003
Current Assets:
Cash and Cash Equivalents	$8,223	$15,974
Accounts Receivable and Other Current Assets	15,535	11,694

Total Current Assets	23,758	27,668
Property and Equipment (Net), Software Development Costs (Net) and Other Assets	8,778	6,707
Identified Intangible Assets (Net)	10,359	11,851
Deferred Tax Asset	19,903	—
Goodwill	55,097	55,797

Total Assets	$117,895	$102,023

Current Liabilities:
Accounts Payable and Accrued Liabilities	$14,340	$10,368
Deferred Revenue and Customer Advances	3,790	2,498
Line of Credit	—	9,365
Current portion of Long-Term Debt	1,136	1,000

Total Current Liabilities	19,266	23,231
Deferred Revenue	67	97
Other Liabilities	633	677
Long-Term Debt	18,543	18,714
Seller Notes Payable ($2 million and $12 million face value, respectively)	1,589	8,871

Total Liabilities	40,098	51,590
Common Stock and Additional Paid In Capital, less Treasury Stock	127,729	121,420
Warrants, Options and Deferred Compensation (Net)	8,665	6,851
Accumulated Deficit	(58,597)	(77,838)

Total Shareholders' Equity	77,797	50,433

Total Liabilities and Shareholders' Equity	$117,895	$102,023

eCollege
Condensed Statements of Operations
Unaudited
(in thousands, except per share data)

	For the Three Months Ended December 31,
	2004	2003 Pro Forma(2)	2003(3)
eLearning	$9,300	$7,512	$7,512
Enrollment Marketing	15,129	12,203	7,725

Total Revenue	24,429	19,715	15,237
Cost of Revenue	13,074	10,609	7,787

Gross Profit	11,355	9,106	7,450
Research and Development	1,612	1,513	1,451
Sales and Marketing	2,435	2,595	1,974
General and Administrative	4,406	2,709	2,600
Amortization of Intangible Assets	373	373	249

Total Operating Costs and Expenses	8,826	7,190	6,274
Income from Operations	2,529	1,916	1,176
Interest and Other Income (Expense)	(1,287)	(1,209)	(1,118)
Loss from Early Repayment of Debt	(2,480)	—	—

Income (Loss) before Income Taxes	(1,238)	707	58
Income Tax Benefit	18,653	—	—

Net Income	$17,415	$707	$58

Basic Net Income per Share	$0.84	$0.04	$0.00

Diluted Net Income per Share	$0.80	$0.03	$0.00

Shares Used in Computing Basic Net Income per Share	20,668	20,060	19,984
Shares Used in Computing Diluted Net Income per Share	21,857	21,896	21,820

Reconciliation of Adjusted Net Income and Adjusted EBITDA to Net Income:(1)

		(4)Per Share		(4)Per Share		(4)Per Share
Net Income	$17,415	$0.80	$707	$0.03	$58	$0.00
Adjustments for Non-Cash Charges:
Stock-based Compensation Expense	967		835		747
Amortization of Identified Intangibles	373		373		249
Non-cash Interest Expense	2,734		301		487

Adjusted Net Income(1)	21,489	$0.98	2,216	$0.10	1,541	$0.07
Depreciation	652		513		471
Amortization of Capitalized Software	12		314		314
Cash Interest (Income)/Expense, Net	1,033		936		631
Taxes on Income	(18,653)		—		—

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization(1)	$4,533		$3,979		$2,957

(1)
Adjusted Net Income and Adjusted EBITDA are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors,

analysts and other users of the Company's financial information, that Adjusted Net Income and Adjusted EBITDA are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income is an important measure that analysts use in estimating earnings for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in Q4 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles. Because Adjusted Net Income and Adjusted EBITDA are used by some investors, analysts and other users of the Company's financial information as performance measures, they are reconciled herein to net income.

(2)
Pro forma information assumes that the Datamark acquisition occurred on January 1, 2003 and excludes approximately $700 thousand of non-recurring charges which were specifically incurred during the fourth quarter due to the Datamark acquisition ($350 thousand of general and administrative costs and $350 thousand of foregone debt issuance costs recognized as interest expense). Datamark's results for October, 2003 included in the pro forma information that were not included in the actual results for the three months ended December 31, 2003 are as follows: $4.5 million of revenue, $2.9 million of costs of revenue, $600 thousand of sales and marketing expense, $500 thousand of general and administrative expense, $100 thousand of amortization of intangible assets, and $400 thousand of interest expense. Datamark's results for January through October, 2003 included in the pro forma information that were not included in the actual results for the twelve months ended December 31, 2003 are as follows: $35.6 million of revenue, $22.2 million of costs of revenue, $5.2 million of sales and marketing expense, $4.2 million of general and administrative expense, $1.2 million of amortization of intangible assets, $200 thousand of other non-operating expenses, and $4.1 million of interest expense.

The unaudited pro forma results are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations, net income or Adjusted EBITDA that would have been reported had the acquisition actually occurred on January 1, 2003, nor do they represent a forecast of the consolidated results of operations net income or Adjusted EBITDA for any future period.

(3)
Please note that 2003 historical results have been adjusted to reflect the additional stock-based compensation recorded as a result of the Company's earlier announced adoption of SFAS No. 123, effective January 1, 2003.

(4)
Per share data presented is based on each period's respective weighted average dilutive shares outstanding.

eCollege
Condensed Statements of Operations
Unaudited
(in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2004	2003 Pro forma(5)	2003(6)
eLearning	$34,781	$29,135	$29,135
Enrollment Marketing	54,486	43,311	7,725

Total Revenue	89,267	72,446	36,860
Cost of Revenue	46,780	38,408	16,183

Gross Profit	42,487	34,038	20,677
Research and Development	6,634	5,723	5,723
Sales and Marketing	9,878	11,034	5,843
General and Administrative	16,214	11,013	7,140
Amortization of Intangible Assets	1,492	1,493	249

Total Operating Costs and Expenses	34,218	29,263	18,955
Income from Operations	8,269	4,775	1,722
Interest and Other Income (Expense)	(5,099)	(4,855)	(1,154)
Loss from Early Repayment of debt	(2,480)	—	—

Income (Loss) before Income Taxes	690	(80)	568
Income Tax Benefit	18,551	—	—

Net Income (Loss)	$19,241	$(80)	$568

Basic Net Income (Loss) per Share	$0.95	$(0.00)	$0.03

Diluted Net Income (Loss) per Share	$0.87	$(0.00)	$0.03

Shares Used in Computing Basic Net Income (Loss) per Share	20,358	19,773	17,758
Shares Used in Computing Diluted Net Income (Loss) per Share	22,002	19,773	19,578

Reconciliation of Adjusted Net Income and Adjusted EBITDA to Net Income (Loss):(1)

		(7)Per Share		(7)Per Share		(7)Per Share
Net Income (Loss)	$19,241	$0.87	$(80)	$(0.00)	$568	$0.03
Adjustments for Non-Cash Charges:
Stock-based Compensation Expense	3,820		1,910		1,029
Amortization of Identified Intangibles	1,492		1,494		249
Non-cash Interest Expense	3,399		920		505

Adjusted Net Income(1)	27,952	$1.27	4,244	$0.21	2,351	$0.12
Depreciation	2,438		2,547		1,996
Amortization of Capitalized Software	326		1,255		1,255
Cash Interest/Expense, Net	4,146		3,935		760
Taxes on Income	(18,551)		—		—

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization(1)	$16,311		$11,981		$6,362

(5)
Pro forma information assumes that the Datamark acquisition occurred on January 1, 2003 and excludes approximately $700 thousand of non-recurring charges which were specifically incurred during the fourth quarter due to the Datamark acquisition ($350 thousand of general and administrative costs and $350 thousand of foregone debt issuance costs recognized as interest expense). Datamark's results for October, 2003 included in the pro forma information that were not included in the actual results for the three months ended December 31, 2003 are as follows: $4.5 million of revenue, $2.9 million of costs of revenue, $600 thousand of sales and marketing expense, $500 thousand of general and administrative expense, $100 thousand of amortization of intangible assets, and $400 thousand of interest expense. Datamark's results for January through October, 2003 included in the pro forma information that were not included in the actual results for the twelve months ended December 31, 2003 are as follows: $35.6 million of revenue, $22.2 million of costs of revenue, $5.2 million of sales and marketing expense, $4.2 million of general and administrative expense, $1.2 million of amortization of intangible assets, $200 thousand of other non-operating expenses, and $4.1 million of interest expense.

The unaudited pro forma results are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations, net income or Adjusted EBITDA that would have been reported had the acquisition actually occurred on January 1, 2003, nor do they represent a forecast of the consolidated results of operations net income or Adjusted EBITDA for any future period.

(6)
Please note that 2003 historical results have been adjusted to reflect the additional stock-based compensation recorded as a result of the Company's earlier announced adoption of SFAS No. 123, effective January 1, 2003.

(7)
Per share data presented is based on each period's respective weighted average dilutive shares outstanding.

eCollege
Condensed Statement of Cash Flow
Unaudited
(in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2004	2003	2004	2003
Cash Flows from Operating Activities:
Net Income	$17,415	$58	$19,241	$568
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities-
Depreciation	652	471	2,438	1,996
Amortization of Capitalized Software	12	314	326	1,255
Amortization of Intangible Assets	373	249	1,492	249
Stock-Based Compensation	967	747	3,820	1,029
Reversal of Tax Valuation Reserve	(18,768)	—	(18,768)	—
Other (Net)	1796	141	3,638	522
Change in—
Accounts Receivable and Accrued Revenue Receivable	4,508	838	(3,422)	(208)
Accounts Payable and Accrued Liabilities	(1,301)	(1,067)	3,523	(1,125)
Deferred Revenue	(3,489)	(2,076)	1,229	(1,335)
Other Changes in Assets and Liabilities (Net)	2,319	9	1,553	(135)

Net Cash Provided by (Used in) Operating Activities	4,484	(316)	15,070	2,816

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(317)	(617)	(2,391)	(1,234)
Datamark Acquisition	(53)	(57,980)	(207)	(57,552)
Other (Net)	(783)	—	(2,306)	7

Net Cash Used in Investing Activities	(1,153)	(58,597)	(4,904)	(58,779)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	602	1,351	2,583	33,962
Stock Issuance Costs	—	—	(10)	(1,750)
Proceeds and Payments from (on) Lease Line of Credit (Net)	(32)	—	(125)	124
Proceeds and Payments from (on) Term Loan (Net)	(250)	1,098	(1,000)	950
Proceeds and Payments from (on) Line of Credit (Net)	(9,688)	9,365	(9,365)	6,427
Proceeds and Payments from (on) Senior Subordinated Notes (Net)	(10,000)	20,000	(10,000)	20,000
Debt Issuance Costs	—	(17)	—	(1,409)

Net Cash (Used in) Provided by Financing Activities	(19,368)	31,797	(17,917)	58,304

Net (Decrease) Increase in Cash and Cash Equivalents	(16,037)	(27,116)	(7,751)	2,341
Cash and Cash Equivalents, Beginning of Period	24,260	43,090	15,974	13,633

Cash and Cash Equivalents, End of Period	$8,223	$15,974	$8,223	$15,974

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eCollege® Announces Record Fourth Quarter 2004 Revenue of $24.4 Million